SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 2, 2006
(Date of earliest event report)
WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 7.01 Regulation FD
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 7.01 REGULATION FD
Certain executive officers of the company have established Rule 10b5-1 sales plans for shares of the company’s common stock. Rule 10b5-1 requires, among other things, that the trading plans be established only at a time when the officer is not aware of material, nonpublic information. The plans specify the trading periods, the numbers of shares to be sold, and prices at which shares may be sold. If all conditions of the plans are met, the total number of shares that may be sold under the plans would equal 5.94% of the aggregate number of shares, including vested option shares, held by the executive officers as of October 2, 2006.
On September 22, 2006, James R. Keller, Senior Vice President of the Company, entered into a trading plan that provides for the sale of a total of 70,130 shares from October 13, 2006 to December 31, 2007. The number of shares subject to the plan represents 49.82% of Mr. Keller’s total company stock holdings, including vested option shares, as of October 2, 2006.
On September 8, 2006, Thomas F. Gideon, Senior Vice President of the Company, entered into a trading plan that provides for the sale of a total of 5,625 shares from September 4, 2006 to September 5, 2007. The number of shares subject to the plan represents 37.47% of Mr. Gideon’s total company stock holdings, including vested option shares, as of October 2, 2006.
On August 31, 2006, Michael A. Jackson, Senior Vice President of the Company, entered into a trading plan that provides for the sale of a total of 35,100 shares from August 31, 2006 to August 31, 2007. The number of shares subject to the plan represents 68.69% of Mr. Jackson’s total company stock holdings, including vested option shares, as of October 2, 2006.
The officers may amend the trading plans and may sell additional shares of common stock outside of the trading plans, provided they are not in possession of material nonpublic information at such time.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By Its:	/s/ Jeanne Hillman Vice President and
Chief Accounting Officer
Date: October 2, 2006